Exhibit 99.1

WILLIAM LYON HOMES REPORTS FOURTH QUARTER AND FULL YEAR 2013 RESULTS

2013 Fourth Quarter Highlights (Comparison to 2012 Fourth Quarter)

•	Net income available to common stockholders of $116.7 million, or $3.64 per diluted share
•	Diluted earnings per share of $0.66, or net income of $21.1 million, excluding $95.6 million deferred tax asset valuation allowance reversal
•	Operating income of $29.4 million, up more than 11 times
•	Consolidated operating revenue of $209.4 million, up 90%
•	Home sales revenue of $182.9 million, up 85%
•	Homebuilding gross margin of $45.3 million, up 158%
•	Homebuilding gross margin percentage of 24.8%, up 700 basis points
•	Adjusted homebuilding gross margin percentage of 30.9%, up 140 basis points
•	New home deliveries of 391 homes, up 21%
•	Average sales price (ASP) of new homes delivered of $467,700, up 53%
•	Net new home orders of 292, up 28%
•	Dollar value of net new home orders of $170.5 million, up 165%
•	Average sales locations of 31, up 63%
•	Dollar amount of backlog of homes sold but not closed of $199.5 million, up 73%
•	SG&A percentage of 11.7%, down 580 basis points
•	Adjusted EBITDA of $42.4 million, an increase of 121%

2013 Full Year Highlights (Comparison to 2012 Full Year)

•	Net income available to common stockholders of $127.6 million, or $4.95 per diluted share
•	Diluted earnings per share of $1.24, or net income of $32.0 million, excluding $95.6 million deferred tax asset valuation allowance reversal
•	Operating income of $55.9 million, up more than 28 times
•	Consolidated operating revenue of $572.5 million, up 44%
•	Home sales revenue of $521.3 million, up 100%
•	Homebuilding gross margin of $115.8 million, up 166%
•	Homebuilding gross margin percentage of 22.2%, up 560 basis points
•	Adjusted homebuilding gross margin percentage of 28.3%, up 240 basis points
•	New home deliveries of 1,360 homes, up 43%
•	Average sales price (ASP) of new homes delivered of $383,300, up 39%
•	Net new home orders of 1,322, up 17%

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•	Average sales locations of 25, up 39%
•	SG&A percentage of 12.8%, down 450 basis points
•	Adjusted EBITDA of $88.9 million, an increase of 184%

NEWPORT BEACH, CA—February 14, 2014--- William Lyon Homes (NYSE: WLH), a leading homebuilder in the Western U.S., announced results for its fourth quarter and full year ended December 31, 2013. Net income available to common stockholders was $116.7 million, or $3.64 per diluted share in the fourth quarter of 2013, compared to net loss available to common stockholders of $2.2 million, or $(0.15) per diluted share in the year-ago period. Excluding the $95.6 million reversal of the deferred tax asset valuation allowance, diluted earnings per share were $0.66 in the fourth quarter of 2013.

“We are extremely pleased with our fourth quarter results, as home sales revenue increased 85%, deliveries improved 21%, gross margin percentage grew 700 basis points to 24.8% and operating income improved to $29.4 million, up more than 11 times, each compared to the year ago period,” said William H. Lyon, Chief Executive Officer. “In addition, we are pleased to report a reversal of a substantial portion of the valuation allowance on our deferred tax assets of $95.6 million.”

Mr. Lyon added, “Since executing a successful IPO in May 2013, we have reported three consecutive quarters of net income, recording $21.1 million of net income during the fourth quarter, excluding the benefit from the reversal of the valuation allowance on our deferred tax assets.”

2013 Fourth Quarter Operating Results

Home sales revenue increased 85% to $182.9 million for the quarter, as compared to $98.6 million in the year-ago period. The increase in home sales revenue was due to a 21% increase in deliveries coupled with a 53% increase in the average sales price of homes delivered, versus the year-ago period. The increase in fourth quarter deliveries was driven by a 13% increase in the number of homes in backlog at the beginning of the quarter compared to the year-ago period and a backlog conversion rate of 84%.

Homebuilding gross margins were 24.8% during the fourth quarter of 2013, up approximately 700 basis points over the year-ago period, and up 120 basis points sequentially from the third quarter of 2013. Adjusted homebuilding gross margins were 30.9% during the fourth quarter of 2013, as compared to 29.5% in the year-ago period. The improvement in margins was driven by the increase in average sales price on homes delivered, where same-store average sales price was up 35%, year-over-year.

Net new home orders for the fourth quarter ended December 31, 2013 were 292, up 28% from 229 in the year-ago period. The dollar value of orders was $170.5 million during the quarter, an increase of 165%, from $64.4 million in the prior year period. As of December 31, 2013, backlog units totaled

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William Lyon Homes

368, a 9% decrease compared to 406 units as of December 31, 2012. The dollar value of homes in backlog rose to $199.5 million, a 73% increase over $115.4 million as of December 31, 2012. Average sales price of homes in backlog increased to $542,200 as of December 31, 2013, a 91% increase from $284,400 at December 31, 2012.

Matthew R. Zaist, President and Chief Operating Officer commented, “During the fourth quarter, we continued to see healthy demand across our key markets, especially in California, where our fourth quarter net orders were up almost threefold from the prior year and 10% higher than the third quarter of this year. We also had a strong month of December, recording more orders, companywide, than in each of October and November. Our gross margins were 24.8% in the fourth quarter, the highest since the first quarter of 2006, and up 700 basis points from the prior year. In addition, the average sales price of homes in backlog have climbed to $542,200 at the end of the quarter, which is a 16% increase over our average sales price from homes closed during the quarter of $467,700.”

Operating income improved to $29.4 million during the fourth quarter of 2013 from $2.5 million in the year-ago period. Adjusted EBITDA improved by 121% to $42.4 million during the fourth quarter of 2013, as compared to adjusted EBITDA of $19.1 million in the year-ago period.

Mr. Zaist continued, “In 2013, we achieved several goals toward our growth strategy, increasing our total lot count by 16%, with particular focus on our California and Colorado markets, where lots owned and controlled grew 77% and 72%, respectively. We invested $254.8 million in land acquisition and increased our community count during the year from 23 open communities at the end of 2012, to 32 communities by the end of the 2013.”

Mr. Lyon concluded, “As we look back on 2013, we doubled our home sales revenue to $521.3 million, delivered 1,360 homes, and improved operating income more than 28 times to $55.9 million. Today we have a well-established operating platform in place with an experienced management team, an excellent reputation for delivering high-quality homes and a strong land supply in attractive real estate markets in the western region of the country.”

Balance Sheet Update

At quarter end, cash, cash equivalents and restricted cash totaled $172.5 million and total debt was $469.4 million, as compared to cash, cash equivalents and restricted cash of $71.9 million and total debt of $338.2 at December 31, 2012. Total owned real estate inventories were $671.8 million, as compared to $421.6 million at December 31, 2012, an increase of 59%. Total equity was $450.8 million, as compared to $72.1 million at December 31, 2012, up over 6 times. Total debt to capital was 51.0% at December 31, 2013 compared to 70.2% at December 31, 2012, and net debt to net book

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capitalization was 39.7% at December 31, 2013, as compared to 65.0% at December 31, 2012.

Conference Call

William Lyon Homes will host a conference call to discuss these results today, Friday, February 14, 2014, at 9:00 a.m. Pacific Time. The call will be available via both telephone at (866) 578-5771 or (617) 213-8055, passcode #81494026, and through the Company’s website at www.lyonhomes.com in the Investor Relations section of the site. A replay of the call will be available through March 14, 2014 by dialing (888) 286-8010 or (617) 801-6888, passcode #78485469. A webcast replay of the call will also be available on the Company’s website approximately two hours after broadcast.

About William Lyon Homes

Headquartered in Newport Beach, California, the Company is primarily engaged in the design, construction, marketing and sale of single-family detached and attached homes in California, Arizona, Nevada and Colorado. Its core markets include Orange County, Los Angeles, San Diego, the San Francisco Bay Area, Phoenix, Las Vegas, Denver and Fort Collins. The Company has a distinguished legacy of more than 57 years of homebuilding operations, over which time it has sold in excess of 76,000 homes. The Company markets and sells its homes under the William Lyon Homes brand in all of its markets except for Colorado, where the Company operates under the Village Homes brand.

Financial data included herein for 2012 includes Colorado operations from December 7, 2012 (date of acquisition) through December 31, 2012. There was a full period of operations in the Company’s Colorado division for the three and twelve months ended December 31, 2013; however, period-over-period comparisons for Colorado are not meaningful (“N/M”) as indicated in the comparative tables in the schedules attached to this release.

Certain statements contained in this release that are not historical information contain forward-looking statements. The forward-looking statements involve risks and uncertainties and actual results may differ materially from those projected or implied. Further, certain forward-looking statements are based on assumptions of future events which may not prove to be accurate. Factors that may impact such forward-looking statements include, among others, changes in general economic conditions and in the markets in which the Company competes, limitations on the Company’s ability to utilize its tax attributes, limitations on the Company’s ability to reverse any remaining portion of its valuation allowance with respect to its deferred tax assets, changes in mortgage and other interest rates, changes in prices of homebuilding materials, weather conditions, the occurrence of events such as landslides, soil subsidence and earthquakes that are uninsurable, not economically insurable or not subject to effective indemnification agreements, the availability of labor and homebuilding materials, changes in governmental laws and regulations, the timing of receipt of regulatory approvals and the opening of projects, and the availability and cost of land for future development, as well as the other factors discussed in the Company’s reports filed with the Securities and Exchange Commission.

As a result of the consummation of the Prepackaged Joint Plan of Reorganization on February 25, 2012, the Company

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adopted Fresh Start Accounting in accordance with Accounting Standards Codification No. 852, Reorganizations. Accordingly, the financial statement information prior to February 25, 2012 is not comparable with the financial statement information for periods on and after February 25, 2012. Any reference hereinafter to the “Successor” reflects the operations of the Company post-emergence from February 25, 2012 through December 31, 2013 and any reference to the “Predecessor” refers to the operations of the Company pre-emergence prior to February 25, 2012. Any reference to the “Combined Total” reflects the operations of the Company in both the Predecessor and Successor periods.

Investor/Media Contacts:

Larry Clark

Financial Profiles, Inc.

(310) 622-8223

WLH@finprofiles.com

Lisa Mueller

Financial Profiles, Inc.

(310) 622-8231

WLH@finprofiles.com

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William Lyon Homes

WILLIAM LYON HOMES

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands except number of shares and per share data)

(unaudited)

	Three Months Ended December 31, 2013	Three Months Ended December 31, 2012
Operating revenue
Home sales	$182,876	$98,633
Lots, land and other sales	15,444	4,200
Construction services	11,094	7,352

	209,414	110,185

Operating costs
Cost of sales — homes	(137,564)	(81,048)
Cost of sales — lots, land and other	(11,854)	(1,811)
Construction services	(8,126)	(6,355)
Sales and marketing	(8,620)	(5,093)
General and administrative	(12,754)	(12,170)
Amortization of intangible assets	(681)	(723)
Other	(420)	(507)

	(180,019)	(107,707)

Operating income	29,395	2,478
Interest expense, net of amounts capitalized	-	(1,800)
Loss on extinguishment of debt	-	(2,367)
Other income, net	253	1,032

Income before reorganization items	29,648	(657)
Reorganization items, net	-	(631)

Income (loss) before benefit for income taxes	29,648	(1,288)
Benefit for income taxes	88,668	-

Net income (loss)	118,316	(1,288)
Less: Net (income) loss attributable to noncontrolling interests	(1,592)	40

Net income (loss) attributable to William Lyon Homes	116,724	(1,248)
Preferred stock dividends	-	(946)

Net income (loss) available to common stockholders	$116,724	$(2,194)

Income (loss) per common share:
Basic	$3.77	$(0.15)
Diluted	$3.64	$(0.15)
Weighted average common shares outstanding:
Basic	30,987,546	14,316,390
Diluted	32,058,724	14,316,390

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WILLIAM LYON HOMES

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands except number of shares and per share data)

(unaudited)

	Successor		Predecessor
	Year Ended December 31, 2013	Period from February 25 through December 31, 2012	Period from January 1 through February 24, 2012
	(unaudited)
Operating revenue
Home sales	$521,310	$244,610	$16,687
Lots, land and other sales	18,692	104,325	-
Construction services	32,533	23,825	8,883

	572,535	372,760	25,570

Operating costs
Cost of sales —homes	(405,496)	(203,203)	(14,598)
Cost of sales — lots, land and other	(14,692)	(94,786)	-
Construction services	(25,598)	(21,416)	(8,223)
Sales and marketing	(26,102)	(13,928)	(1,944)
General and administrative	(40,770)	(26,095)	(3,302)
Amortization of intangible assets	(1,854)	(5,757)	-
Other	(2,166)	(2,909)	(187)

	(516,678)	(368,094)	(28,254)

Operating income (loss)	55,857	4,666	(2,684)
Interest expense, net of amounts capitalized	(2,602)	(9,127)	(2,507)
Loss on extinguishment of debt	-	(1,392)	-
Other income, net	510	1,528	230

Income (loss) before reorganization items	53,765	(4,325)	(4,961)
Reorganization items, net	(464)	(2,525)	233,458

Income (loss) before (provision) benefit for income taxes	53,301	(6,850)	228,497
Benefit (provision) for income taxes	82,302	(11)	-

Net income (loss)	135,603	(6,861)	228,497
Less: Net income attributable to noncontrolling interests	(6,471)	(1,998)	(114)

Net income (loss) attributable to William Lyon Homes	129,132	(8,859)	228,383
Preferred stock dividends	(1,528)	(2,743)	-

Net income (loss) available to common stockholders	$127,604	$(11,602)	$228,383

Income (loss) per common share:
Basic	$5.16	$(0.93)	$228,383
Diluted	$4.95	$(0.93)	$228,383
Weighted average common shares outstanding:
Basic	24,736,841	12,489,435	1,000
Diluted	25,796,197	12,489,435	1,000

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WILLIAM LYON HOMES

CONSOLIDATED BALANCE SHEETS

(in thousands, except number of shares and par value per share)

	Successor
	December 31, 2013	December 31, 2012
	(unaudited)
ASSETS
Cash and cash equivalents	$171,672	$71,075
Restricted cash	854	853
Receivables	20,839	14,789
Real estate inventories
Owned	671,790	421,630
Not owned	12,960	39,029
Deferred loan costs, net	9,575	7,036
Goodwill	14,209	14,209
Intangibles, net of accumulated amortization of $7,611 and $5,757 as of December 31, 2013 and 2012, respectively	2,765	4,620
Deferred income taxes, net, including valuation allowance of $3,959 and $200,048 at December 31, 2013 and 2012, respectively	95,580	-
Other assets, net	10,167	7,906

Total assets	$1,010,411	$581,147

LIABILITIES AND EQUITY
Accounts payable	$17,099	$18,735
Accrued expenses	60,203	41,770
Liabilities from inventories not owned	12,960	39,029
Notes payable	38,060	13,248
8 1/2% Senior Notes due November 15, 2020, including premium of $6,295 and zero at December 31, 2013 and 2012, respectively	431,295	325,000

	559,617	437,782

Commitments and contingencies
Redeemable convertible preferred stock:
Redeemable convertible preferred stock, par value $0.01 per share; zero and 80,000,000 shares authorized; zero and 77,005,744 shares issued and outstanding at December 31, 2013 and 2012, respectively	-	71,246
Equity:
William Lyon Homes stockholders’ equity
Preferred stock, par value $0.01 per share; 10,000,000 and no shares issued and outstanding at December 31, 2013 and 2012, respectively	-	-
Common stock, Class A, par value $0.01 per share; 150,000,000 and 41,212,121 shares authorized; 27,622,283 and 8,499,558 shares issued, 27,216,813 and 8,499,558 shares outstanding at December 31, 2013 and 2012, respectively	276	85
Common stock, Class B, par value $0.01 per share; 30,000,000 and 6,060,606 shares authorized; 3,813,844 and 3,813,844 shares issued and outstanding at December 31, 2013 and 2012, respectively	38	38
Common stock, Class C, par value $0.01 per share; zero and 14,545,455 shares authorized; zero and 1,941,859 shares issued and outstanding at December 31, 2013 and 2012, respectively	-	20
Common stock, Class D, par value $0.01 per share; zero and 3,636,364 shares authorized; zero and 302,945 shares outstanding at December 31, 2013 and 2012, respectively	-	3
Additional paid-in capital	311,863	74,168
Retained earnings/(accumulated deficit)	116,002	(11,602)

Total William Lyon Homes stockholders’ equity	428,179	62,712
Noncontrolling interests	22,615	9,407

Total equity	450,794	72,119

Total liabilities and equity	$1,010,411	$581,147

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WILLIAM LYON HOMES

SELECTED FINANCIAL AND OPERATING INFORMATION

(unaudited)

	Three Months Ended December 31,
	2013	2012
	Consolidated Total	Consolidated Total	Percentage % Change
Selected Financial Information
(dollars in thousands)
Homes closed	391	323	21%

Home sales revenue	$182,876	$98,633	85%
Cost of sales (excluding interest)	(126,440)	(69,520)	82%

Adjusted homebuilding gross margin (1)	$56,436	$29,113	94%

Adjusted homebuilding gross margin percentage (1)	30.9%	29.5%	5%

Interest in cost of sales	(11,124)	(11,528)	(4%)

Gross margin	$45,312	$17,585	158%

Gross margin percentage	24.8%	17.8%	39%

Number of homes closed
Southern California	160	106	51%
Northern California	28	67	(58%)
Arizona	102	81	26%
Nevada	74	56	32%
Colorado	27	13	108%

Total	391	323	21%

Average sales price of homes closed

Southern California	$691,300	$412,000	68%
Northern California	427,500	303,700	41%
Arizona	266,800	196,100	36%
Nevada	293,600	237,500	24%
Colorado	420,500	418,200	1%

Total	$467,700	$305,400	53%

Number of net new home orders
Southern California	151	43	251%
Northern California	31	23	35%
Arizona	38	91	(58%)
Nevada	49	63	(22%)
Colorado	23	9	156%

Total	292	229	28%

Average number of sales locations during period
Southern California	11	4	175%
Northern California	3	3	0%
Arizona	6	5	20%
Nevada	7	6	17%
Colorado	4	1	300%

Total	31	19	63%

(1) Adjusted homebuilding gross margin is a financial measure that is not prepared in accordance with U.S. generally accepted accounting principles, or U.S. GAAP. It is used by management in evaluating operating performance and in making strategic decisions regarding sales pricing, construction and development pace, product mix and other operating decisions. We believe this information is meaningful as it isolates the impact that interest has on homebuilding gross margin and allows investors to make better comparisons with our competitors.

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William Lyon Homes

WILLIAM LYON HOMES

SELECTED FINANCIAL AND OPERATING INFORMATION

(unaudited)

	Year Ended December 31,
	2013	2012
	Consolidated Total	Combined Total	Percentage % Change
Selected Financial Information
(dollars in thousands)
Homes closed	1,360	950	43%

Home sales revenue	$521,310	$261,297	100%
Cost of sales (excluding interest)	(373,643)	(193,713)	93%

Adjusted homebuilding gross margin (1)	$147,667	$67,584	118%

Adjusted homebuilding gross margin percentage (1)	28.3%	25.9%	10%

Interest in cost of sales	(31,853)	(24,088)	32%
Gross margin	115,814	43,496	166%

Gross margin percentage	22.2%	16.6%	33%

Number of homes closed
Southern California	324	241	34%
Northern California	127	185	(31%)
Arizona	448	318	41%
Nevada	291	193	51%
Colorado	170	13	1208%

Total	1,360	950	43%

Average sales price
Southern California	$662,200	$437,000	52%
Northern California	377,400	316,000	19%
Arizona	246,400	164,500	50%
Nevada	268,500	206,200	30%
Colorado	413,400	418,200	(1%)

Total	$383,300	$275,100	39%

Number of net new home orders
Southern California	461	251	84%
Northern California	136	188	(28%)
Arizona	339	415	(18%)
Nevada	271	268	1%
Colorado	115	9	1178%

Total	1,322	1,131	17%

Average number of sales locations during period

Southern California	7	6	17%
Northern California	2	3	(33%)
Arizona	6	3	100%
Nevada	6	6	0%
Colorado	4	-	N/M

Total	25	18	39%

(1) Adjusted homebuilding gross margin is a financial measure that is not prepared in accordance with U.S. generally accepted accounting principles, or U.S. GAAP. It is used by management in evaluating operating performance and in making strategic decisions regarding sales pricing, construction and development pace, product mix and other operating decisions. We believe this information is meaningful as it isolates the impact that interest has on homebuilding gross margin and allows investors to make better comparisons with our competitors.

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William Lyon Homes

WILLIAM LYON HOMES

SELECTED FINANCIAL AND OPERATING INFORMATION

(unaudited)

	As of December 31,
	2013	2012
	Consolidated Total	Consolidated Total	Percentage % Change
Backlog of homes sold but not closed at end of period
Southern California	169	32	428%
Northern California	37	28	32%
Arizona	63	172	(63%)
Nevada	72	92	(22%)
Colorado	27	82	(67%)

Total	368	406	(9%)

Dollar amount of homes sold but not closed at end of period (in thousands)
Southern California	$115,933	$15,640	641%
Northern California	15,241	8,948	70%
Arizona	17,676	37,287	(53%)
Nevada	37,514	20,487	83%
Colorado	13,159	33,087	(60%)

Total	$199,523	$115,449	73%

Lots owned and controlled at end of period
Lots owned
Southern California	1,018	1,114	(9%)
Northern California	917	259	254%
Arizona	5,376	6,082	(12%)
Nevada	2,828	2,884	(2%)
Colorado	762	254	200%

Total	10,901	10,593	3%

Lots controlled
Southern California	1,200	96	1150%
Northern California	653	674	(3%)
Arizona	210	-	N/M
Nevada	285	-	N/M
Colorado	498	479	4%

Total	2,846	1,249	128%

Total lots owned and controlled
Southern California	2,218	1,210	83%
Northern California	1,570	933	68%
Arizona	5,586	6,082	(8%)
Nevada	3,113	2,884	8%
Colorado	1,260	733	72%

Total	13,747	11,842	16%

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WILLIAM LYON HOMES

SUPPLEMENTAL FINANCIAL INFORMATION

(unaudited)

	Successor				Predecessor
	Three Months Ended December 31, 2013	Three Months Ended December 31, 2012	Year Ended December 31, 2013	Period from February 25 through December 31, 2012	Period from January 1 through February 24, 2012
Net income (loss) attributable to William Lyon Homes	$116,724	$(1,248)	$129,132	$(8,859)	$228,383
Net cash (used in) provided by operating activities			$(174,533)	$49,993	$(17,321)
Interest incurred	$9,365	$8,191	$31,875	$30,526	$7,145
Adjusted EBITDA (1)	$42,378	$19,137	$88,878	$39,781	$(8,435)
Adjusted EBITDA Margin	20.2%	17.4%	15.5%	10.7%	(33.0% )
Ratio of adjusted EBITDA to interest incurred	4.53	2.34	2.79	1.30	(1.18)

Balance Sheet Data

	Successor
	December 31, 2013	December 31, 2012

Cash, cash equivalents and restricted cash	$172,526	$71,928

Redeemable convertible preferred stock	-	71,246
Total William Lyon Homes stockholders’ equity	428,179	62,712
Noncontrolling interest	22,615	9,407
Total debt	469,355	338,248

Total book capitalization	$920,149	$481,613

Ratio of debt to total book capitalization	51.0%	70.2%
Ratio of debt to total book capitalization (net of cash)	39.7%	65.0%

(1)

Adjusted EBITDA means net income (loss) attributable to William Lyon Homes plus (i) provision for income taxes, (ii) interest expense, (iii) amortization of capitalized interest included in cost of sales, (iv) stock based compensation, (v) loss on sale of fixed assets, (vi) gain on retirement of debt, (vii) non-cash reorganization items and (viii) depreciation and amortization. Other companies may calculate adjusted EBITDA differently. Adjusted EBITDA is not a financial measure prepared in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”). Adjusted EBITDA is presented herein because management believes the presentation of adjusted EBITDA provides useful information to the Company’s investors regarding the Company’s financial condition and results of operations because adjusted EBITDA is a widely utilized indicator of a company’s operating performance. Adjusted EBITDA should not be considered as an alternative for net (loss) income, cash flows from operating activities and other consolidated income or cash flow statement data prepared in accordance with accounting principles generally accepted in the United States or as a measure of profitability or liquidity. A reconciliation of net (loss) income attributable to William Lyon Homes to adjusted EBITDA is provided as follows:

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William Lyon Homes

	Successor				Predecessor
	Three Months Ended December 31, 2013	Three Months Ended December 31, 2012	Year Ended December 31, 2013	Period from February 25 through December 31, 2012	Period from January 1 through February 24, 2012
Net income (loss) attributable to William Lyon Homes	$116,724	$(1,248)	$129,132	$(8,859)	$228,383
Benefit from income taxes	(88,668)	-	(82,302)	-	-
Interest expense
Interest incurred	9,365	8,191	31,875	30,526	7,145
Interest capitalized	(9,365)	(6,391)	(29,273)	(21,399)	(4,638)
Amortization of capitalized interest included in cost of sales	11,124	11,528	31,853	27,791	1,360
Stock based compensation	1,587	3,699	3,794	3,699	-
Loss on sale of fixed asset	-	-	4	-	-
Loss on extinguishment of debt	-	2,367	-	1,392	-
Non-cash reorganization items	-	-	-	-	(241,271)
Depreciation and amortization	1,611	991	3,795	6,631	586

Adjusted EBITDA	$42,378	$19,137	$88,878	$39,781	$(8,435)